UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2006

VOLT INFORMATION SCIENCES, INC
(Exact Name of Registrant as Specified in Its Charter)
New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On March 16, 2006, the Company and James J. Groberg entered into an Employment and Consulting Agreement (the “Agreement”). The following summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the Agreement, Mr. Groberg resigned from his position as Chief Financial Officer and his continued employment as a Senior Vice President and as advisor to the Company’s Chief Executive Officer, through March 31, 2007 (the “Term of Employment”), at which time his employment with the Company shall cease. Under his Employment Agreement, Mr. Groberg is to continue to receive salary at the current annual rate of $350,000 through December 31, 2006, and at the annual rate of $200,000 from January 1, 2007 until March 31, 2007, and Mr. Groberg will continue to participate in the Company’s employee benefits programs through March 31, 2007. Thereafter, Mr. Groberg will continue to be engaged as a consultant from April 1, 2007 until December 31, 2009 (the “Consulting Term”) and perform such independent advisory and consulting services as the Company management may from time to time reasonably request. During the Consulting Term, Mr. Groberg is to receive a consulting fee at the annual rate of $200,000 from April 1, 2007 until December 31, 2007, at the annual rate of $200,000 in calendar year 2008 and at the annual rate of $100,000 in calendar year 2009 and will not be eligible to participate in the Company’s employee benefit plans or programs. In the event of Mr. Groberg’s death, the Company shall continue to make the payments due under the Agreement to his widow, provided that such payments shall cease immediately upon her death.

On March 16, 2006, the Company and Jack Egan entered into an Employment Agreement (the “Agreement”). The following summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Report as Exhibit 99.2 and is incorporated herein by reference. Pursuant to the Agreement, Mr. Egan will continue in the employ of the Company’s for an indefinite period, provided, that either party may terminate this Agreement, on at least six (6) months prior written notice. Under the Agreement Mr. Egan will serve as a Senior Vice President and the Chief (Principal) Financial Officer of the Company and also as the Principal Accounting Officer of the Company. Mr. Egan will receive effective March 13, 2006, an annual salary at the rate of $300,000 plus increases, if any, at the Company’s and the Board of Directors’ sole discretion and will receive benefits regularly provided to similarly situated employees of the Company.

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits:
	99.1	Employment and Consulting Agreement, dated March 16, 2006, between the Company and James J. Groberg.
	99.2	Employment Agreement, dated March 16, 2006, between the Company and Jack Egan.

S I G N A T U R E S

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.
Date: March 22, 2006	By: /s/ Howard B. Weinreich
Howard B. Weinreich, General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Employment and Consulting Agreement, dated March 16, 2006, between the Company and James J. Groberg.
99.2	Employment Agreement, dated March 16, 2006, between the Company and Jack Egan.